UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2021

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	81-3832378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities

To the extent the issuance of the Nanchahal Shares (as defined and described below in Item 8.01, which information is incorporated by reference into this Item 3.02) is deemed to be “sold or offered” (and not issued under a no-sale theory), 180 Life Sciences Corp. (the “Company”, “us” or “we”) claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for such issuance, since the foregoing issuance will not involve a public offering, the recipient is an (a) “accredited investor”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing grants and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain/will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 8.01. Other Events

Pursuant to the terms of the Consultancy Agreement dated February 22, 2021, as amended, entered into between Prof Jagdeep Nanchahal, the Chairman of our Clinical Advisory Committee and the Company, as previously disclosed, Prof Nanchahal is due certain consideration for prior work performed, including for completion of the recruitment to the RIDD (Dupuytrens) trial, 434,673 British Pounds (GBP) (approximately $596,545)(“Bonus 2”). Pursuant to the Consultancy Agreement, Bonus 2 is to be paid at least 50% (fifty percent) or more, as Prof Nanchahal elects, in shares of the Company’s common stock, at a share price of $3.00 per share, or the share price on the date of the grant, whichever is lower, with the remainder paid in GBP. Bonus 2 is deemed earned and payable upon the Company raising a minimum of $15 million in additional funding, through the sale of debt or equity, after December 1, 2020 (which funding was raised on August 23, 2021, as previously disclosed).

Effective March 30, 2021, in satisfaction of amounts owed to Prof Nanchahal for 50% of Bonus 2, the Company issued 100,699 shares of the Company’s common stock to Prof Nanchahal. Additionally, on April 15, 2021, in satisfaction of amounts owed to Prof Nanchahal for an additional 19% of Bonus 2, the Company issued 37,715 of the Company’s common stock to Prof Nanchahal. Both issuances were made under the Company’s 2020 Omnibus Incentive Plan.

On August 23, 2021, at the request of Prof. Nanchahal, the Company agreed to issue Prof. Nanchahal 61,535 shares of common stock in consideration for the remaining 31% (or 134,748.63 GBP, or $184,605.62) of Bonus 2 (the “Nanchahal Shares”), based on a $3.00 per share price. The shares will be issued under the Company’s 2020 Omnibus Incentive Plan, which has been approved by stockholders..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2021

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D.
Name: James N. Woody, M.D., Ph.D.
Title: Chief Executive Officer

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